EXHIBIT 10.11

                                    AGREEMENT

      AGREEMENT (the "AGREEMENT"), dated as of April 28, 2004, between MediaBay, Inc. (the "COMPANY"), and N. Herrick Irrevocable ABC Trust (the "TRUST").

                                   BACKGROUND

      A. The Company has issued to the Trust a $500,000 principal amount 9% convertible series subordinated promissory note initially due December 31, 2004 and subsequently extended to September 30, 2007 (the "TRUST Note").

      B. The Trust is also the holder of 25,000 shares of the Company's Series A Convertible Preferred Stock, no par value per share (the "SERIES A PREFERRED STOCK");

      C. The Company has issued to Huntingdon Corporation ("Huntingdon") (i) a $2,500,000 principal amount convertible senior promissory note initially due September 30, 2002 and subsequently extended to September 30, 2007 (the "$2,500,000 NOTE"), (ii) an $800,000 convertible senior subordinated promissory note initially due December 31, 2002 and subsequently extended to September 30, 2007 (the "$800,000 NOTE" and, together with the $2,500,000 Note, the "REMAINING NOTES"), (iii) a $500,000 principal amount convertible senior promissory note due June 30, 2003 and subsequently extended to September 30, 2007 (the "$500,000 NOTE"), (iv) a $1,000,000 principal amount convertible senior promissory note due September 30, 2007 (the "$1,000,000 NOTE"), (v) a $150,000 principal amount convertible senior promissory note due September 30, 2007 (the "$150,000 NOTE") and (vi) a $350,000 principal amount convertible senior promissory note due September 30, 2007 (the "$350,000 NOTE" and, together with the $500,000 Note, the $1,000,000 Note and the $150,000 Note, the "EXCHANGE NOTES"), in each case, subject to earlier demand upon the Company's repayment of all of its obligations under its existing credit agreement (the "EXISTING CREDIT AGREEMENT").

      D. The Company has also issued to Norton Herrick ("HERRICK") a $1,984,250 principal amount 9% convertible senior subordinated promissory note (the "HERRICK NOTE"), initially due December 31, 2004 and subsequently extended to September 30, 2007.

      E. The Company has also issued (i) those certain promissory notes (the "HUNTINGDON NOTES") in the aggregate principal amount of $5,300,000 to Huntingdon Corporation, a Delaware corporation ("HUNTINGDON"), (ii) those certain promissory notes, due October 30, 2004, in the aggregate principal amount of $1,065,000 (the "OCTOBER NOTES"), (iii) that certain $3,200,000 convertible promissory note, due December 31, 2004, in favor of ABC Investment, L.L.C. (the "ABC NOTE"), and (iv) that certain $1,984,250 convertible promissory note (the "HERRICK NOTE"), due December 31, 2004, in favor of Norton Herrick ("HERRICK").


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      F. The Company requires financing to meet its working capital requirements and is borrowing $8,600,000, and may make additional borrowings (the "FINANCING"), pursuant to that certain Credit Agreement, dated the date hereof (the "NEW CREDIT AGREEMENT"), among the Company, Radio Spirits, Inc. ("RSI"), Audio Book Club, Inc. ("AUDIO BOOK"), as borrowers, the guarantors signatory thereto, Zohar CDO 2003-1, Limited, a Cayman Islands exempted company, as lender ("ZOHAR"), and Zohar, as Agent. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the New Credit Agreement.

      G. In connection with the Financing, the Company will enter into a letter agreement with ABC Investments, L.L.C. ("ABC") pursuant to which the Company will issue to ABC a new note (the "NEW ABC NOTE") to, among other things, (i) reflect the repayment of fifty percent (50%) of the outstanding amounts owed under the ABC Note, (ii) to extend the maturity of the remaining obligations to ABC under the ABC Note to the date that is three months and one day following the Maturity Date under the New Credit Agreement and (iii) reduce the conversion price of the ABC Note (collectively, the "ABC TRANSACTIONS").

      H. In connection with the Financing, the Company will enter into an agreement with Huntingdon pursuant to which the Exchange Notes, all accrued and unpaid interest on the Exchange Notes and a portion of the accrued and unpaid interest on the Remaining Notes will be cancelled in exchange for the issuance of Unites (as defined in such agreement).

      I. In connection with the Financing, the Company will enter an agreement with Herrick pursuant to which the following transactions (the "HERRICK TRANSACTIONS") will take place: (i) a portion of the accrued and unpaid interest with respect to the Herrick Note, shall be exchanged for Units (defined below), and (ii) all accrued and unpaid interest with respect to the Trust Note and accrued and unpaid dividends on the Series A Preferred Stock (all of which interest and dividends have been distributed by the Trust to Herrick) will be exchanged for Units (as defined in such agreement).

      J. In connection with the Financing, the Company and the Trust desire to enter into the agreements set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. The Trust hereby consents to the Financing on the terms and conditions set forth in the New Credit Agreement and further consents to the ABC Transactions, the Huntingdon Transactions and the Herrick Transactions, including but not limited to (a) the execution of the agreements relating to such transactions, (b) the incurrence of the obligations under the New ABC Note and New Credit Agreement, and (c) the payment in full of all outstanding obligations under the Prior Credit Agreement, the October 2003 Notes and one-half of the Company's obligations under the ABC Note, (d) the creation of the Series C Preferred Stock and the issuance of shares thereof, (e) the payment of dividends on the Series C Preferred Stock and (f) the payment of interest under the New ABC Note and, subject to the Intercreditor Agreement (defined below), on the Herrick Note and the Remaining Notes. In addition, the Trust acknowledges and agrees that the Series C Preferred Stock shall be Senior Stock (as defined in the Articles of Amendment to the Company's Articles of Incorporation under which the Series A Preferred Stock was designated).


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      2. The Company agrees that, notwithstanding anything to the contrary contained in the Trust Note, or any amendment or agreement relating thereto, as long as the Trust, Huntingdon, Norton Herrick or any person or entity controlled by Norton Herrick or any members of his immediately family or in which Norton Herrick or any members of his immediate family has at least a 20% beneficial interest, or any trust formed for the benefit of any of the foregoing (each, a "Herrick Party") is the holder of the Trust Note, the Company shall not prepay the principal amount of the Trust Note in whole or in part. In addition, notwithstanding anything in the Trust Note or any amendment or agreement relating thereto, the holder of the Trust Note (i) shall not demand repayment of the note until the earlier of (a) July [ ], 2007 or (b) 90th day after the Company has repaid all of its obligations under the New Credit Agreement and
(ii) agrees that all interest payments to be paid in cash under the Trust Note shall accrue until the tenth (10th) day following the date on which all of the Company's obligations under the New Credit Agreement have been satisfied. The Trust shall cause any subsequent holder to agree in writing as to the foregoing in connection with any transfer of all or a part of the Trust Note.

      3. The Trust shall enter into that certain Subordination and Intercreditor Agreement by and among the Trust, Herrick, Huntingdon, the Company, RSI, Audio Book and Zohar in the form attached as an exhibit to the New Credit Agreement (the "Subordination Agreement").

      4. The Company, Huntingdon, Herrick and the Trust will enter into a Registration Rights Agreement in the form attached hereto as Exhibit A (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which, among other things, the Company shall grant to Huntingdon certain registration rights with respect to the shares of Common Stock issuable upon conversion or exercise of the Convertible Securities.

      5. The Company shall cause each of RSI, Audio Book, ABC Investment Corp. ("ABC INVESTMENT"), MediaBay.com, Inc. ("MEDIABAY.COM") and Video Yesteryear, Inc. ("VIDEO YESTERYEAR", and together with RSI, Audio Book, ABC Investment Corp. and MediaBay.com, collectively, the "GUARANTORS") to execute a guaranty dated as of the date hereof in favor of the Trust in the form attached hereto as Exhibit B (the "GUARANTY") pursuant to which each of the Guarantors shall agree to guaranty and stand surety for the obligations of the Company to the Trust under the Trust Note. The Company shall, and shall cause each of the Guarantors to, enter into a Security Agreement dated as of the date hereof in favor of the Trust in the form attached hereto as Exhibit C, which among other things, grants the Trust a lien in all of the assets of the Company to secure the obligations of the Company to the Trust under the Trust Note and also grants the Trust a lien in all of the assets of each Guarantor to secure each such Guarantor's obligations to the Trust under the Guaranty, which liens shall be senior to all Liens granted or to be granted by the Company and each Guarantor, except to the extent of the subordination of such liens to the liens granted to the agent under the New Credit Agreement as set forth in the Subordination Agreement and to the extent provided for in the Intercreditor Agreement (defined below). Huntingdon, Herrick and the Trust shall enter into the Second Amended and Restated Intercreditor Agreement dated as of the date hereof (the "Intercreditor Agreement").


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      6. The Trust hereby represents, warrants and acknowledges to the Company that:

            (a) The Trust is a trust duly formed under the laws of the State of New York and has full power and authority to execute and deliver this Agreement and the Registration Rights Agreement (collectively, the "TRUST AGREEMENTS") and to perform its obligations thereunder. The execution and delivery of the Trust Agreements by the Trust and the performance by the Trust of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Trust. Each of the Trust Agreements has been duly executed and delivered by the Trust and constitutes the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms.

      7. The Company hereby represents, warrants and acknowledges to the Trust that:

            (a) The Company is a corporation duly organized under the laws of the State of Florida and has full power and authority to execute and deliver this Agreement, the Registration Rights Agreement and such other agreements necessary to consummate the transactions set forth herein collectively (the "COMPANY AGREEMENTS"), and to perform its obligations thereunder. The execution and delivery of the Company Agreements by the Company and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company. Each of the Company Agreements has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            (b) The execution, delivery and performance by the Company of the Company Agreements and the consummation by the Company of the transactions contemplated thereby do not (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or (ii) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other material instrument or agreement binding on or affecting the Company.

      If requested by any Herrick Party, (i) the Board of Directors of the Company shall recommend to the Company's shareholders that the shareholders approve amendments to the Trust Note and the Articles of Amendment to Articles of Incorporation of the Company designating the Series A Preferred Stock to provide for full ratchet anti-dilution protection for issuances below the conversion prices of the Trust Note and Series A Preferred Stock, to adjust the conversion and exercise prices to the effective price at which the Company issues Common Stock or the effective purchase price of Common Stock in connection with the issuance of securities convertible or exchangeable into, or exchangeable for Common Stock, and (ii) the Company shall call a meeting of its shareholders to vote on such matter to vote on such matter on the one year anniversary of the date of this Agreement (or, if such day is not a trading day, on the immediately preceding trading day) or such other date as is reasonably requested by a Herrick Party and take such actions and use its best efforts to obtain shareholder approval with respect to such amendments, including retaining a proxy solicitation firm. The Company shall use its best efforts to obtain and deliver valid and legally binding irrevocable proxies from Carl T. Wolf and all other members of the Board of Directors of the Company owning shares of the Company's Common Stock, that provide Norton with the sole and exclusive right to vote all such shares in favor of such amendments. Upon receipt of shareholder approval, the Company shall file with the Department of State of Florida an amendment to its Articles of Incorporation to affect such amendment.


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      8. The Company shall reimburse the Trust for its actual out-of-pocket expenses incurred in connection with the transactions set forth in this Agreement, including, without limitation, the reasonable fees and expenses of its legal counsel. All such payments shall be made on the date hereof, except to the extent Herrick agrees to accept later payment thereof.

      9. This Agreement is made under, and shall be construed and enforced in accordance with, the substantive laws of New York.

      10. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile signatures shall be effective and binding as original signatures.



                            -SIGNATURE PAGE FOLLOWS-



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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                 MEDIABAY, INC.

                                 By: /s/ John F. Levy
                                     ------------------------------------
                                     Name:  John F. Levy
                                     Title: Executive Vice President


                                 N. HERRICK IRREVOCABLE ABC TRUST

                                 By: /s/ Howard Herrick
                                     ------------------------------------
                                     Howard Herrick, Trustee


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